UNITED STATES SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549

           FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 24, 2002

      CASINO JOURNAL PUBLISHING GROUP, INC.
      (Exact name of registrant as specified
                    in its charter)

NEVADA                            22-3378922
(State or other jurisdiction   (I.R.S. Employer
of incorporation or          Identification Number
organization

8025 Blackhorse Pike, Bayport One,
Suite 470
West Atlantic City, NJ                     08232
(Address of principal executive offices) (Zip Code)

              (201) 599-8484
      (Registrant's telephone number,
             including area code)

Item 1. Changes in Control of Registrant - None

Item 2. Acquisition or Disposition of Assets. -
Shulman Media, LLC purchased certain assets
relating to Poker Digest LLC.   Casino Journal
agreed to stop publication of the magazine after the July 1st issue.

Shulman Media, LLC will fulfill the subscriptions that were outstanding with their magazine, Card
Player and we will assume all other liabilities.

Casino Journal received payment of $400,000 in
consideration of our delivery of the covenant not
to compete, the delivery of the covenant to
cooperate and refer business to Shulman and the
agreement of the members of the board of directors
not to compete with Shulman.   The subsidary, Poker
Digest, LLC received payment of $400,000 in consideration of the sale of the magazine assets to Shulman, delivery of the covenant not to compete, delivery of the covenant to cooperate and refer business to Shulman and the agreement of Poker
Digest, LLC members not to compete with Shulman.

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying
Accountant. None.

Item 5. Other Events.  None

Item 6. Resignation of Registrant's Directors. None

Item 7. Financial Statements and Exhibits.

Exhibits.

Purchase Agreement dated June 24, 2002

Item 8. Change in Fiscal Year. None




                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Casino Journal Publishing Group, Inc. (Registrant)

By: /s/, Alan Woinski, President
        ----------------------------
         Alan Woinski

Date: July 9, 2002